Exhbit 4.1
EXECUTION VERSION
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 12, 2015 by and among, Rouse Properties, Inc., a Delaware corporation (the "Company") and Plaza Camino Real, a California limited partnership (the "Holder").
WHEREAS, Rouse Properties, LP, a Delaware limited partnership (the "Partnership"), as Transferee, entered into a Contribution and Escrow Agreement (the "Contribution and Escrow Agreement") with the Holder, as Transferor, and First American Title Insurance Company, as Escrow Agent, dated September 28, 2015, pursuant to which, among other things, the Holder was issued Series A Preferred Units of the Partnership (the "Series A Preferred Units") pursuant to the First Amendment to the Partnership Agreement dated as of November 12, 2015 (the "Series A Preferred Units Amendment");
WHEREAS, under certain circumstances provided for in the Series A Preferred Units Amendment, all or a portion of the Series A Preferred Units may be redeemed for Common Units of the Partnership (the "Common Units");
WHEREAS, Common Units entitle the holder thereof to the Redemption Right set forth in Section 8.6 of the Partnership Agreement, pursuant to which, if exercised, the Company may elect to acquire such Common Units in whole or in part for consideration in the form of common stock of the Company, par value $0.01 per share (the "REIT Shares");
WHEREAS, the Company, has agreed to grant the Holder the registration rights described in this Agreement in respect of any REIT Shares the Holder receives in a redemption of Common Units;
NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:
SECTION I.   DEFINITIONS
As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
"Affiliate" means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the first Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.
"Agreement" mean this Registration Rights Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

"Black-Out Period" has the meaning set forth in Section 2.4.
"Board of Directors" means the board of directors of the Company.
"Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
"Commission" means the Securities and Exchange Commission or any successor agency then having jurisdiction to enforce the Securities Act.
"Common Units" has the meaning set forth in the recitals to this Agreement.
"Company" has the meaning set forth in the preamble to this Agreement.
 "Contribution and Escrow Agreement" has the meaning set forth in the recitals to this Agreement.
"Designated Holder" means the Holder, any Affiliate thereof that, after the date hereof, acquires any Registrable Securities, and any permitted transferee thereof to whom Registrable Securities are transferred, to the extent that Common Units could be transferred to such person in accordance with the Partnership Agreement (so long as such agreement is in effect).
"Disclosure Package" means, with respect to any offering of securities, (a) the Prospectus, (b) each Free Writing Prospectus and (c) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
"FINRA" means the Financial Industry Regulatory Authority.
"Free Writing Prospectus" means any "free writing prospectus" as defined in Rule 405 under the Securities Act.
"Holder" has the meaning set forth in the preamble to this Agreement.
"Indemnified Party" has the meaning set forth in Section 4.3.
"Indemnifying Party" has the meaning set forth in Section 4.3.
"Issuer Registration Statement" has the meaning set forth in Section 2.3.
"Other Stockholders" has the meaning set forth in Section 2.5.
"Partnership" has the meaning set forth in the recitals to this Agreement.
"Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Rouse Properties, LP, dated as of January 8, 2015.

"Person" means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.
"Piggyback Registration" has the meaning set forth in Section 2.5.
"Prospectus" has the meaning set forth in Section 2.3.
"Registrable Securities" means the REIT Shares, if any, issued to the Holder in exchange for Common Units upon the Holder's exercise of the Redemption Right set forth in Section 8.6 of the Partnership Agreement.
"Registration Expenses" has the meaning set forth in Section 5.
"Registration Rights" has the meaning set forth in Section 2.1.
"Registration Statement" has the meaning set forth in Section 2.3.
"REIT Shares" has the meaning set forth in the recitals to this Agreement.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
"Series A Preferred Units" has the meaning set forth in the recitals to this Agreement.
"Series A Preferred Units Amendment" has the meaning set forth in the recitals to this Agreement.
"Suspension Event" has the meaning set forth in Section 2.6.
SECTION II.  REGISTRATION RIGHTS; ISSUER REGISTRATION STATEMENT
2.1.            Grant of Rights. The Company hereby agrees that any Designated Holder shall be entitled to offer its Registrable Securities for sale pursuant to a Registration Statement, subject to the terms and conditions set forth in this Agreement (the "Registration Rights").
2.2.            Registrable Securities. For the purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (b) the entire amount of the Registrable Securities owned by each Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company, in its reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, or (c) the Registrable Securities are proposed to be sold or distributed by a Person who is not a Designated Holder.
2.3.            Issuer Registration Statement.  The Company shall cause to be filed with the Commission a resale shelf registration statement (an "Issuer Registration Statement") that complies as to form in all material respects with applicable Commission rules providing for the registration of the Registrable Securities, and agrees to use its reasonable best efforts to cause the Issuer Registration Statement and related prospectus to be declared and remain effective by the Commission on or prior to the issuance of any Common Units pursuant to a redemption of Series A Preferred Units under Section 2.F.(i) or Section 2.F.(ii) of the Series A Preferred Units Amendment.  The Company agrees to use its reasonable best efforts to keep the Issuer Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until such time as the Holder no longer owns any Registrable Securities. The Company shall:

(a)            promptly notify the Holder: (i) when the Issuer Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Issuer Registration Statement has been filed, and, with respect to the Issuer Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Issuer Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction or the initiation of any proceeding for such purpose;

(b)            promptly use reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Issuer Registration Statement, and, if any such order suspending the effectiveness of the Issuer Registration Statement is issued, shall promptly use reasonable best efforts to obtain the withdrawal of such order at the earliest possible moment; and

(c)            use reasonable best efforts to cause all such Registrable Securities to be listed on the national securities exchange on which the REIT Shares are then listed, if the listing of Registrable Securities is then permitted under the rules of such national securities exchange; provided, that, all applicable listing requirements are satisfied.
As used herein, "Registration Statement" and "Prospectus" refer to a registration statement and related prospectus (including any preliminary prospectus) filed pursuant to the Securities Act utilized by the Company to satisfy a Designated Holder's Registration Rights pursuant to this Agreement, including, but not limited to, an Issuer Registration Statement and related prospectus (including any preliminary prospectus) and any documents incorporated therein by reference.
2.4.            Restrictions on Public Sale by the Designated Holders. To the extent that the Designated Holders in the aggregate hold in excess of 20% of the outstanding REIT Shares on a fully diluted basis, each Designated Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including, without limitation, any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities (other than to donees or Affiliates of a Designated Holder who agree to be similarly bound) for up to sixty (60) days following the effective date of a registration statement of the Company filed under the Securities Act with respect to an underwritten public offering of the Company's securities (the "Black-Out Period"); provided, however, that:

(i)            all executive officers and directors of the Company then holding REIT Shares shall enter into similar agreements; and

(ii)            the Designated Holders shall be allowed any concession or proportionate release allowed to any officer, director other holder of equity securities of the Company that entered into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Registrable Securities subject to this Section 2.4 and to impose stop transfer instructions with respect to the Registrable Securities and such other REIT Shares of the Designated Holder (and the REIT Shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, this Section 2.4 shall not apply to any REIT Shares that the Holder receives in a redemption of Common Units that are received pursuant to a redemption of Series A Preferred Units by the Partnership pursuant to Section 2.F. of the Series A Preferred Units Amendment, if such redemption of Series A Preferred Units by the Partnership occurs within 60 days following the effective date of a registration statement of the Company filed under the Securities Act with respect to an underwritten public offering of the Company's securities.
2.5.            Piggyback Registration.
(a)            If the Company shall determine to register any of its common stock either (i) for its own account or (ii) for the account of other Persons who, by virtue of agreements with the Company (other than this Agreement), are entitled to include their securities in any such registration (such Persons referred to as "Other Stockholders") (other than a registration relating solely to employee benefit plans), the Company will give prompt written notice to each Designated Holder of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the date of the Company's notice (a "Piggyback Registration"). Any Designated Holder that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the thirtieth (30th) day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 2.5 prior to the effectiveness of such registration, whether or not any Designated Holder has elected to include Registrable Securities in such registration, and except for the obligation to pay Registration Expenses pursuant to Section 2.5(c) the Company will have no liability to any Designated Holder in connection with such termination or withdrawal.

(b)            If the registration referred to in Section 2.5(a) is proposed to be underwritten, the Company will so advise the Designated Holders as a part of the written notice given pursuant to Section 2(a).  In such event, the right of any Designated

Holder to registration pursuant to this Section 2.5 will be conditioned upon such Designated Holder's participation in such underwriting and the inclusion of such Designated Holder's Registrable Securities in the underwriting, and each such Designated Holder will (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If any Designated Holder disapproves of the terms of the underwriting, such Designated Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

(c)            The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final.

(d)            If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering, the Company will include in such registration or prospectus only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority:  (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Designated Holders and the Other Stockholders based upon the number of shares so requested to be included therein owned by each such Designated Holder and Other Stockholder, and (iii) third, other securities requested to be included in such registration.

(e)            If a Piggyback Registration relates to an underwritten secondary registration on behalf of Other Stockholders, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company will include in such registration only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority:  (i) first, the securities requested to be included therein by the Other Stockholders requesting such registration, (ii) second,  the Registrable Securities requested to be included in such registration, pro rata among the Designated Holders based upon the number of shares so requested to be included therein owned by each such Designated Holder, and (iii) third, other securities requested to be included in such registration.
2.6.            Suspension of Offering. Notwithstanding Section 2.3 hereof, if the Board of Directors, in its good faith judgment, determines that any registration should not be made or continued because the negotiation or consummation of a material transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the Company's reasonable determination, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance a "Suspension Event"), the Company may postpone the filing of a Registration Statement and, upon the approval of a majority of the Board of Directors, require the Designated Holder not to sell under the Registration Statement or to suspend the effectiveness thereof; provided, however, that the Company may not delay, suspend or withdraw the Registration Statement for more than sixty (60) days at any one time, or more than twice in any twelve (12) month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, each Designated Holder agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until such Designated Holder receives copies of a supplemental or amended Prospectus (which the Company agrees to promptly prepare and deliver to such Designated Holder) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in the written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, each Designated Holder will deliver to the Company all copies of the Prospectus covering the Registrable Securities current at the time of receipt of such notice that are in the physical possession of such Designated Holder, other than permanent file copies then in the possession of such Designated Holder's counsel.
SECTION III.  REGISTRATION PROCEDURES
3.1.            Qualification. The Company agrees to use its reasonable best efforts to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or "blue sky" laws of such jurisdictions as a Designated Holder may reasonably request in writing, and shall use its reasonable best efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable a Designated Holder to consummate the disposition of the Registrable Securities in each such jurisdiction; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (iii) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject.
3.2.            Obligations of the Company. When the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, subject to Section 2.5 hereof (as applicable), the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as practicable:
(a)            prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement, in each case for such time as is contemplated in Section 2.3 of this Agreement;

(b)            furnish, without charge, to each Designated Holder, copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits, but excluding any documents that are publicly available on the Commission's Electronic Data Gathering, Analysis and Retrieval system), and the Prospectus included in such Registration Statement in conformity with the requirements of the Securities Act as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Designated Holder;

(c)            promptly notify the Designated Holders: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction or the initiation of any proceeding for such purpose;

(d)            promptly use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if any such order suspending the effectiveness of a Registration Statement is issued, shall promptly use reasonable best efforts to obtain the withdrawal of such order at the earliest possible moment;

(e)            use its reasonable best efforts to cause all such Registrable Securities to be listed on the national securities exchange on which the REIT Shares are then listed, if the listing of Registrable Securities is then permitted under the rules of such national securities exchange; provided, that, all applicable listing requirements are satisfied; and

(f)            use its reasonable best efforts to obtain for delivery to the managing underwriter, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in form and substance as is customarily given to underwriters in an underwritten secondary public offering;

(g)            in the case of an underwritten offering, use reasonable best efforts to obtain for delivery to the Company and the managing underwriter, if any, a "comfort" letter from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants in an underwritten secondary public offering;

(h)            if requested by a Designated Holder, incorporate in a prospectus supplement or post-effective amendment such information concerning such Designated Holder or the intended method of distribution as such Designated Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Registration Statement, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Securities to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the Commission and is unreasonable in scope compared with the Company's most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company.
3.3.            Obligations of Designated Holders. In connection with any Registration Statement utilized by the Company to satisfy the Registration Rights, each Designated Holder agrees to cooperate with the Company in connection with the preparation of the Registration Statement, and each Designated Holder agrees that it will (i) respond within ten (10) Business Days to any reasonable written request by the Company to provide or verify information regarding such Designated Holder or such Designated Holder's Registrable Securities (including the proposed manner of sale) that may be required to be included in such Registration Statement and related Prospectus pursuant to the rules and regulations of the Commission, and (ii) provide in a timely manner information regarding the proposed distribution by such Designated Holder of the Registrable Securities and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in the Registration Statement and related Prospectus.
SECTION IV.   INDEMNIFICATION; CONTRIBUTION
4.1.            Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder and each person, if any, who controls a Designated Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their Affiliates (and any officer, director, general partner or trustee thereof), partners, members, officers, directors, employees or representatives, as follows:
(a)            against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Disclosure Package or in any amendment or supplement thereto; (b) the omission or alleged omission to state, in any Registration Statement, Disclosure Package or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made; and (c) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration;

(b)            against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(c)            against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;
provided, however, that the indemnity provided pursuant to this Section 4.1 does not apply to any Designated Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Designated Holder expressly for use in the Registration Statement, Disclosure Package or in any amendment or supplement thereto or (B) such Designated Holder's failure to deliver an amended or supplemental prospectus furnished to such Designated Holder by the Company, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act).
4.2.            Indemnification by Designated Holder. Each Designated Holder (and each permitted assignee thereof), on a several basis) severally and not jointly) agrees to indemnify and hold harmless the Company, and each of its directors or trustees, as applicable, and officers (including each director or trustee, as applicable, and officer of the Company who signed a Registration Statement), any underwriter retained by the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:
(a)            against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Disclosure Package or in any amendment or supplement thereto; (b) the omission or alleged omission to state, in any Registration Statement, Disclosure Package or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made; and (c) any violation by a Designated Holder of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of such Designated Holder in connection with any such registration;

(b)            against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of such Designated Holder; and

(c)            against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above; provided, however, that the indemnity provided pursuant to this Section 4.2 shall only apply with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Designated Holder expressly for use in the Registration Statement, Disclosure Package or in any amendment or supplement thereto or (B) such Designated Holder's failure to deliver an amended or supplemental prospectus furnished to such Designated Holder by the Company, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. Notwithstanding the provisions of this Section 4.2, such Designated Holder and any permitted assignee shall not be required to indemnify any Person pursuant to this Section 4.2 in excess of the amount of the net proceeds (after deducting the underwriters' discounts and commissions) to the Holder or such permitted assignee, as the case may be, from sales of the Registrable Securities of such Designated Holder under the Registration Statement that is the subject of the indemnification claim.
4.3.            Conduct of Indemnification Proceedings. An indemnified party hereunder (the "Indemnified Party") shall give reasonably prompt notice to the indemnifying party (the "Indemnifying Party") of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Indemnifying Party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 4.1 or 4.2 above, unless and only to the extent the lack of notice by the Indemnified Party results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and (ii) shall not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided under Section 4.1 or 4.2 above. If the Indemnifying Party so elects within a reasonable time after receipt of such notice, the Indemnifying Party may assume the defense of such action or proceeding at such Indemnifying Party's own expense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld; provided, however, that the Indemnifying Party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the Indemnified Party unless such settlement, compromise or consent secures the unconditional release of the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expense of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel approved by the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not be entitled to assume such defense and the Indemnified Party shall be entitled to separate counsel at the Indemnifying Party's expense. If the Indemnifying Party is not entitled to assume the defense of such action or proceeding as a result of clause (iii) above, the Indemnifying Party's counsel shall be entitled to conduct the Indemnifying Party's defense and counsel for the Indemnified Party shall be entitled to conduct the defense of the Indemnified Party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the Indemnifying Party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the Indemnifying Party will pay the reasonable fees and expenses of counsel for the Indemnified Party. In such event, however, the Indemnifying Party will not be liable for any settlement effected without the written consent of the Indemnifying Party. If an Indemnifying Party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the Indemnifying Party shall not be liable for any fees and expenses of counsel for the Indemnified Party incurred thereafter in connection with such action or proceeding.
4.4.            Contribution.
(a)            In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 4.1 and 4.2 above is for any reason held to be unenforceable by the Indemnified Party although applicable in accordance with its terms, the Indemnified Party and the Indemnifying Party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Indemnified Party and the Indemnifying Party, in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Indemnifying Party on the other hand, in connection with the statements, omissions or violations of law which resulted in such losses, claims, damages, liabilities, or expenses. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Indemnifying Party or the

Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(b)            The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.4, a Designated Holder shall not be required to contribute any amount in excess of the amount of the proceeds from sales of the Registrable Securities of such Designated Holder under the Registration Statement that is the subject of the indemnification claim.

(c)            Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.4, each person, if any, who controls a Designated Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Designated Holder, and each director of the Company, each officer of the Company who signed a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.
SECTION V.   EXPENSES
The Company shall pay all expenses incident to the performance by the Company of its registration obligations under Section 2 above, including (i) Commission, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "comfort" letters or any special audits incident to or required by any registration or qualification), and (v) any liability insurance or other premiums for insurance obtained in connection with any Registration Statement pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 5 are referred to herein as "Registration Expenses." Subject to clause (iv) above, each Designated Holder shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of such Designated Holder's counsel, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Securities by such Designated Holder pursuant to this Agreement.
SECTION VI.  RULE 144 COMPLIANCE

The Company covenants that it will use its best efforts to timely file the reports required to be filed by the Company under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, during any period in which any Designated Holder owns any REIT Shares which are, or were, Registrable Securities, it will make and keep public information available as those terms are understood and defined in Rule 144 of the Securities Act) and take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), so as to enable each Designated Holder to sell the Registrable Securities pursuant to (i) Rule 144 under the Securities Act, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereinafter adopted by the Commission. In connection with any sale, transfer or other disposition by a Designated Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Designated Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the Holder may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities hereunder.
SECTION VII.  MISCELLANEOUS
7.1.            Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the REIT Shares, (ii) any and all shares of voting common stock of the Company into which the REIT Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the REIT Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with each Designated Holder on terms substantially the same as this Agreement as a condition of any such transaction.
7.2.            Integration; Amendment. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.
7.3.            Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

7.4.            Assignment; Successors and Assigns. This Agreement and the rights granted hereunder may not be assigned by a Designated Holder (except to another Designated Holder) without the written consent of the Company. This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns, including, without limitation, any successor of the Company by merger, acquisition, reorganization, recapitalization or otherwise.
7.5.            Notices. All notices called for under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, or (d) if sent by facsimile transmission during business hours on a Business Day, when transmitted and receipt is confirmed, or otherwise on the following Business Day. All notices hereunder shall be delivered to the parties at the addresses set forth below, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 7.5 for the service of notices; provided, however, that notices of a change of address shall be effective only upon receipt thereof.
If to the Company, to:

c/o Rouse Properties, Inc.
1114 Avenue of the America, Suite 2800
New York, New York 10036-7703
Attention:  Susan Elman
Telephone: 646-755-7015
e-mail:     susan.elman@rouseproperties.com
with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention:  J. Gerard Cummins, Esq.
Telephone: 1.212.839.5374
e-mail:   jcummins@sidley.com
If to the Holder, to:
c/o Westfield, LLC
2049 Century Park East, 41st Floor
Los Angeles, California  90067
Attention:  Peter R. Schwartz
Telephone:  (310) 445-2453
e-mail: pschwartz@us.westfield.com

and to:

c/o Westfield, LLC
2049 Century Park East, 41st Floor
Los Angeles, California  90067
Attention:  Mark Stefanek
Telephone:  (310) 445-2417
e-mail:  mstefanek@us.westfield.com

with a copy to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York  10022
Attention : Nicole Levin Mesard, Esq.
Telephone:  (212) 909-6244
e-mail: nlmesard@debevoise.com

7.6.            Specific Performance. The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (i) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.
7.7.            Governing Law; Consent to Jurisdiction.
(a)            This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (excluding the conflict of law provisions thereof). Each party irrevocably submits to the exclusive jurisdiction of the State and Federal courts in the State of New York, and any appellate court from any thereof, in any suit, action or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each party irrevocably and unconditionally agrees that all claims in respect of any such suit, action or other proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. The parties agree that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b)            Each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or other proceeding arising out of or relating to this

Agreement or any transaction contemplated hereby or thereby in any court referred to in the first sentence of paragraph (a) of this Section 7.7. Each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of any suit, action or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby or thereby in any court referred to in the first sentence of paragraph (a) of this Section 7.7.

(c)            Each party consents, to the fullest extent permitted by applicable law, to service of any process, summons, notice or document in the manner provided for notices in Section 7.5. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by applicable law.
7.8.            Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation, directly or indirectly, arising out of or relating to this Agreement or any transaction contemplated hereby or thereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.8.
7.9.            Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
7.10.            Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.
7.11.            Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile signatures.
7.12.            Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
7.13.            No Third Party Beneficiaries. It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

[Signatures on following page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first herein above set forth.
COMPANY:
Rouse Properties, Inc.
By:            /s/ Susan Elman__________
Name:  Susan Elman
 Title:  Executive Vice President and General Counsel

[See attached counterpart signature page for the Holder]

HOLDER:
Plaza Camino Real, a California limited partnership
By:  PCRGP, L.P., a Delaware limited partnership,
 its general partner
By:  Plaza Camino Real LLC, a Delaware limited liability company, its general partner
By:  Westfield America Limited Partnership, a Delaware limited partnership, its sole member
By:  Westfield U.S. Holdings, LLC, a Delaware limited liability company, its general partner
By:	/s/ Peter R. Schwartz Name: Peter R. Schwartz Title: Senior Executive Vice President and Secretary

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